Exhibit 5
Ownership Limit Waiver

1.
The Board of Trustees of LaSalle Hotel Properties, a real estate investment trust for federal income tax purposes (the "Company"), has the authority to grant an exemption from the Ownership Limit (as defined in Section 7.1 of the Articles of Amendment and Restatement of Declaration of Trust of the Company (the "Declaration") applicable to holders of common shares of beneficial interest in the Company, $0.01 par value per share (the "Common Shares") and/or preferred shares of beneficial interest in the Company, $0.01 par value per share (the "Preferred Shares" and together with the Common Shares, the "Shares"), provided that certain conditions are met. Capitalized terms used but not otherwise defined in this Ownership Limit Waiver have the meanings ascribed to such terms in the Declaration.

2.
SCG/DLP Investors, L.P. (the "Holder") has requested that the Board of Trustees of the Company grant the Holder an exemption from clause (ii) of the Ownership Limit in connection with the Holder's acquisition of the Company's 7.25% series G cumulative redeemable Preferred Shares (liquidation preference $25 per share) (the "Series G Shares").

3.
Based on the terms and conditions set forth herein, the Board of Trustees has approved and granted an exemption from clause (ii) of the Ownership Limit for the Holder so that the Holder may Beneficially Own and Constructively Own up to 655,536 of the Series G Shares.

4.	The Holder represents and warrants to the Company:

a.	The Holder is not an "individual" within the meaning of Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

b.
Neither the Holder nor any Person owning a direct or indirect interest in the Holder Beneficially Owns or Constructively Owns more than 9.8% (in number or value, whichever is more restrictive) of the outstanding Shares.

c.
Neither the Holder, nor any Person owning a direct or indirect interest in the Holder, owns, actually or constructively, an interest in any tenant of the Company (or a tenant of an entity owned or controlled by the Company) that would cause the Company to own, actually or constructively, more than a 9.8% ownership interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant unless such tenant is a taxable REIT subsidiary (as defined in Section 856(1) of the Code) of the Company.

d.
So long as the Holder Beneficially Owns or Constructively Owns 9.8% or more (in number or value, whichever is more restrictive) of the outstanding Series G Shares, the Holder agrees to notify the Board of Trustees of the Company in writing within ten (10) business days of any acquisition of Shares (or units in the LaSalle Hotel Operating Partnership, L.P. redeemable for Shares) that could result in the Percentage Ownership (as defined below) of the Holder increasing by more than 1%.  For purposes of this Ownership Limit Waiver, the term "Percentage Ownership" means the total value of the outstanding Shares Beneficially Owned or Constructively Owned by the Holder, divided by the total value of the outstanding Shares of the Company.

5.
The Holder acknowledges that the Board of Trustees of the Company is relying on the truth and accuracy of the representations, warranties and agreements of the Holder in this Ownership Limit Waiver in granting the exemption from the Ownership Limit to the Holder and that such exemption will be void and ineffective if any of the representations and warranties is not true and accurate or any of the agreements is violated.

6.
The Holder further acknowledges that if such exemption is void and ineffective, Shares deemed to be Beneficially Owned or Constructively Owned by the Holder in excess of the Ownership Limit will be subject to the provisions of Section 7.2 of the Declaration, which provide that Shares held in excess of the Ownership Limit shall be deemed transferred to a Charitable Trust as of the close of business on the business day prior to the date of the purported transfer or other event resulting in a shareholder's ownership of Shares exceeding the Ownership Limit.

7.
The exemption provided in this Ownership Limit Waiver is subject to the following conditions: (i) neither the Holder nor any Person owning a direct or indirect interest in the Holder may Beneficially Own or Constructively Own greater than 9.8% (in number or value, whichever is more restrictive) of the Shares; (ii) the exemption applies only to the Holder and only to the Series G Shares held by the Holder and does not apply to any "individual" within the meaning of Section 542(a)(2) of the Code; and (iii) the exemption will be revoked and rescinded if and to the extent that the number or value (whichever is greater) of Shares Beneficially Owned or Constructively Owned by any "individual" within the meaning of Section 542(a)(2) of the Code who Beneficially Owns or Constructively Owns any Shares as a result of the Holder's ownership of Shares exceeds the Ownership Limit; provided, however, that the Company will, prior to the application of paragraph 6 herein, reasonably consider a request to waive any of these conditions if doing so would not jeopardize the Company's status as a real estate investment trust for federal income tax purposes, including under Section 856(h) of the Code.

8.
Notwithstanding anything herein to the contrary, the Company reserves its right to increase the exemption granted herein in the sole and absolute discretion of the Board of Trustees, and the Holder shall be deemed to have made a request for any such increase, all subject to the provisions of Section 7.2.7 of the Declaration.

9.	The Company will reasonably consider a request to grant a similar exemption from the Ownership Limit to a Person acquiring the Series G Shares from the Holder.

10.	This Ownership Limit Waiver shall become effective upon the acceptance of the terms and conditions hereof by the Holder and shall not be revoked except as provided herein.

(signature page follows)

2

IN WITNESS WHEREOF, the undersigned have executed this Ownership Limit Waiver as of September 16, 2009.

LASALLE HOTEL PROPERTIES

By:	/s/ Hans Weger
Hans S. Weger,
Chief Financial Officer and Executive
Vice President

3 Bethesda Metro Center, Suite 1200
Bethesda, Maryland 20814

SCG/DLP INVESTORS, L.P.

By:	Starwood Capital Group Global, L.L.C.
Its General Partner

	By:	/s/ Robert Geimer
	Name:	Robert Geimer
	Title:	Senior Vice President

Address:
591 West Putnam Avenue
Greenwich, Connecticut 06830

Ownership Limit Waiver

1.
The Board of Trustees of LaSalle Hotel Properties, a real estate investment trust for federal income tax purposes (the "Company"), has the authority to grant an exemption from the Ownership Limit (as defined in Section 7.1 of the Articles of Amendment and Restatement of Declaration of Trust of the Company (the "Declaration") applicable to holders of common shares of beneficial interest in the Company, $0.01 par value per share (the "Common Shares") and/or preferred shares of beneficial interest in the Company, $0.01 par value per share (the "Preferred Shares" and together with the Common Shares, the "Shares"), provided that certain conditions are met. Capitalized terms used but not otherwise defined in this Ownership Limit Waiver have the meanings ascribed to such terms in the Declaration.

2.
Starwood Capital Group Global, L.L.C. (the "Holder") has requested that the Board of Trustees of the Company grant the Holder an exemption from clause (ii) of the Ownership Limit in connection with the Holder's acquisition of the Company's 7.25% series G cumulative redeemable Preferred Shares (liquidation preference $25 per share) (the "Series G Shares").

3.
Based on the terms and conditions set forth herein, the Board of Trustees has approved and granted an exemption from clause (ii) of the Ownership Limit for the Holder so that the Holder may Beneficially Own and Constructively Own up to 662,158 of the Series G Shares.

4.	The Holder represents and warrants to the Company:

a.	The Holder is not an "individual" within the meaning of Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

b.
Neither the Holder nor any Person owning a direct or indirect interest in the Holder Beneficially Owns or Constructively Owns more than 9.8% (in number or value, whichever is more restrictive) of the outstanding Shares.

c.
Neither the Holder, nor any Person owning a direct or indirect interest in the Holder, owns, actually or constructively, an interest in any tenant of the Company (or a tenant of an entity owned or controlled by the Company) that would cause the Company to own, actually or constructively, more than a 9.8% ownership interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant unless such tenant is a taxable REIT subsidiary (as defined in Section 856(1) of the Code) of the Company.

d.
So long as the Holder Beneficially Owns or Constructively Owns 9.8% or more (in number or value, whichever is more restrictive) of the outstanding Series G Shares, the Holder agrees to notify the Board of Trustees of the Company in writing within ten (10) business days of any acquisition of Shares (or units in the LaSalle Hotel Operating Partnership, L.P. redeemable for Shares) that could result in the Percentage Ownership (as defined below) of the Holder increasing by more than 1%.  For purposes of this Ownership Limit Waiver, the term "Percentage Ownership" means the total value of the outstanding Shares Beneficially Owned or Constructively Owned by the Holder, divided by the total value of the outstanding Shares of the Company.

5.
The Holder acknowledges that the Board of Trustees of the Company is relying on the truth and accuracy of the representations, warranties and agreements of the Holder in this Ownership Limit Waiver in granting the exemption from the Ownership Limit to the Holder and that such exemption will be void and ineffective if any of the representations and warranties is not true and accurate or any of the agreements is violated.

6.
The Holder further acknowledges that if such exemption is void and ineffective, Shares deemed to be Beneficially Owned or Constructively Owned by the Holder in excess of the Ownership Limit will be subject to the provisions of Section 7.2 of the Declaration, which provide that Shares held in excess of the Ownership Limit shall be deemed transferred to a Charitable Trust as of the close of business on the business day prior to the date of the purported transfer or other event resulting in a shareholder's ownership of Shares exceeding the Ownership Limit.

7.
The exemption provided in this Ownership Limit Waiver is subject to the following conditions: (i) neither the Holder nor any Person owning a direct or indirect interest in the Holder may Beneficially Own or Constructively Own greater than 9.8% (in number or value, whichever is more restrictive) of the Shares; (ii) the exemption applies only to the Holder and only to the Series G Shares held by the Holder and does not apply to any "individual" within the meaning of Section 542(a)(2) of the Code; and (iii) the exemption will be revoked and rescinded if and to the extent that the number or value (whichever is greater) of Shares Beneficially Owned or Constructively Owned by any "individual" within the meaning of Section 542(a)(2) of the Code who Beneficially Owns or Constructively Owns any Shares as a result of the Holder's ownership of Shares exceeds the Ownership Limit; provided, however, that the Company will, prior to the application of paragraph 6 herein, reasonably consider a request to waive any of these conditions if doing so would not jeopardize the Company's status as a real estate investment trust for federal income tax purposes, including under Section 856(h) of the Code.

8.
Notwithstanding anything herein to the contrary, the Company reserves its right to increase the exemption granted herein in the sole and absolute discretion of the Board of Trustees, and the Holder shall be deemed to have made a request for any such increase, all subject to the provisions of Section 7.2.7 of the Declaration.

9.	The Company will reasonably consider a request to grant a similar exemption from the Ownership Limit to a Person acquiring the Series G Shares from the Holder.

10.	This Ownership Limit Waiver shall become effective upon the acceptance of the terms and conditions hereof by the Holder and shall not be revoked except as provided herein.

(signature page follows)

2

IN WITNESS WHEREOF, the undersigned have executed this Ownership Limit Waiver as of September 16, 2009.

LASALLE HOTEL PROPERTIES

By:	/s/ Hans Weger
Hans S. Weger,
Chief Financial Officer and Executive
Vice President

3 Bethesda Metro Center, Suite 1200
Bethesda, Maryland 20814

STARWOOD CAPITAL GROUP GLOBAL, L.L.C.

	By:	/s/ Robert Geimer
	Name:	Robert Geimer
	Title:	Senior Vice President

Address:
591 West Putnam Avenue
Greenwich, Connecticut 06830